Exhibit 99.1

Press Information	Investor Contact: Thom Mocarsky Arbitron Inc. 410-312-8239 thom.mocarsky@arbitron.com Press Contact: Kim Myers Arbitron Inc. 410-312-8500 kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

Arbitron Inc. And Nielsen Holdings, N.V.

Voluntarily Provide FTC Additional Time For Merger Review

COLUMBIA, MD; February 4, 2013 – Arbitron Inc. (NYSE:ARB) today announced that, following informal discussions with the staff at the Federal Trade Commission (“FTC”), Arbitron and Nielsen Holdings, N.V. have agreed to voluntarily provide the FTC with additional time in which to review the proposed merger of TNC Sub I Corporation, a wholly owned subsidiary of Nielsen, with and into Arbitron.

Nielsen, as the acquiring party, will withdraw and refile its pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act (“HSR”), which will restart the 30-day time frame for initial review of the transaction. The waiting period for the new filing will expire at 11:59 p.m. on March 8, 2013, unless earlier terminated by the FTC, or the FTC makes a formal request for additional information prior to the expiration of the waiting period.

About Arbitron

Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media–radio, television, cable and out-of-home; the mobile industry as well as advertising agencies and advertisers around the world. Arbitron’s businesses include: measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of U.S. consumers; providing mobile audience measurement and analytics in the United States, Europe, Asia and Australia, and developing application software used for analyzing media audience and marketing information data. Arbitron has developed the Portable People Meter ™ (PPM®) and the PPM 360™, new technologies for media and marketing research.

Portable People Meter™, PPM™ and PPM 360™ are marks of Arbitron Inc.

Additional Information and Where to Find It:

In connection with the proposed merger, Arbitron filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on January 18, 2013. Investors are urged to read the preliminary proxy statement, the definitive proxy statement and any other relevant documents filed by Arbitron with the SEC when they become available, because they will contain important information about the proposed merger. Arbitron will mail the definitive proxy statement to its shareholders as of the record date of the special meeting to vote on the proposed merger transaction. In addition, Investors may obtain free copies of the preliminary proxy statement and

Arbitron Inc. — 9705 Patuxent Woods Drive — Columbia, Maryland 21046 — www.arbitron.com

Arbitron Inc. And Nielsen Holdings, N.V.

Voluntarily Provide FTC Additional Time For Merger Review

February 4, 2013

the definitive proxy statement, when it becomes available, as well as other filings containing information about Arbitron, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free from Arbitron’s Investor Relations web site (http://www.arbitron.com/investors) or by directing a request to Arbitron at: Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

Arbitron and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Arbitron’s stockholders in respect of the proposed transaction.

Information regarding Arbitron’s directors and executive officers is available in Arbitron’s proxy statement for its 2012 annual meeting of stockholders, filed with the SEC on April 12, 2012. Additional information regarding the interests of such potential participants in the proposed transaction is included in the preliminary proxy statement filed with the SEC on January 18, 2013, and will be set forth in the definitive proxy statement to be filed by Arbitron with the SEC.

Forward Looking Statements Disclaimer:

This written communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will”, “expect”, “should”, “could”, “shall” and similar expressions. These statements are subject to risks and uncertainties concerning Nielsen’s proposed acquisition of Arbitron, Arbitron’s expected financial performance, as well as Arbitron’s strategic and operational plans and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that Arbitron may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; general economic conditions; conditions in the markets Nielsen and Arbitron are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); technological developments; as well as legal and regulatory rules affecting Nielsen’s and Arbitron’s business and specific risk factors discussed in other releases and public filings made by Nielsen and Arbitron (including the their respective filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this written communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

www.arbitron.com